Exhibit 99.1

FOR IMMEDIATE RELEASE

E*TRADE FINANCIAL Media Relations Contact

Pam Erickson

E*TRADE FINANCIAL Corporation

617-296-6080

Pam.Erickson@etrade.com

E*TRADE FINANCIAL Investor Relations Contact

Adam Townsend

E*TRADE FINANCIAL Corporation

703-236-8719

Adam.Townsend@etrade.com

ROBERT DRUSKIN JOINS E*TRADE FINANCIAL BOARD OF DIRECTORS

Former Citigroup COO to Chair Finance and Risk Oversight Committee

New York, February 21, 2008 – E*TRADE FINANCIAL Corporation (NASDAQ: ETFC) today announced that Robert Druskin, former Chief Operating Officer of Citigroup (NYSE: C), has joined the Board of Directors of E*TRADE FINANCIAL Corporation effective February 21, 2008. Mr. Druskin, 60, will also chair the newly-formed Finance and Risk Oversight Committee, a committee the Company expects to be activated immediately following the Annual Meeting of E*TRADE FINANCIAL Shareholders in June 2008.

The Board is creating the Finance and Risk Oversight Committee to concentrate Board supervision on these two important and related functions. “As Chair of our new Finance and Risk Oversight Committee, Bob’s decades of experience in banking and finance will be invaluable to the Company as it continues to reduce risk on the balance sheet and enhance our risk management capability moving forward,” said Donald H. Layton, Chairman of the Board, E*TRADE FINANCIAL Corporation. “More generally, his depth of experience will be a significant advantage to the Board as the Company works to ensure effective execution of its turnaround plan.”

“This is a great opportunity to work with a solid team of professionals and help them expedite the turnaround of a strong core franchise with proven customer loyalty,” said Mr. Druskin.

Mr. Druskin joined Smith Barney in 1991 as Chief Administrative Officer. From August 2002 through December 2003, he was the President and Chief Operating Officer of Citigroup Markets & Banking and served as CEO of that business from December 2003 through December 2006. In December 2006, he was named Chief Operating Officer of Citigroup and served as a member of the Office of the Chairman.

Mr. Druskin earned a BA from Rutgers University. He is on the Rutgers Board of Trustees and the Board of Overseers for the Rutgers University Foundation. Additionally, he is a Trustee of the NYU Downtown Hospital and is on the board of the United Negro College Fund.

About E*TRADE FINANCIAL

The E*TRADE FINANCIAL family of companies provides financial services including trading, investing, banking and lending for retail and institutional customers. Securities products and services are offered by E*TRADE Securities LLC (Member FINRA/SIPC). Bank and lending products and services are offered by E*TRADE Bank, a Federal savings bank, Member FDIC, or its subsidiaries.

Important Notice

E*TRADE FINANCIAL, E*TRADE and the E*TRADE logo are trademarks or registered trademarks of E*TRADE FINANCIAL Corporation. The statements contained in this news release that are forward-looking are based on current expectations that are subject to a number of uncertainties and risks, and actual results may differ materially. The uncertainties and risks include, but are not limited to, changes in market activity, anticipated increases in the rate of new customer acquisition, the conversion of new visitors to the site to customers, the activity of customers and assets held at the institution, seasonality, macro trends of the economy in general and the residential real estate market, instability in the consumer credit markets and credit trends, rising mortgage interest rates, tighter mortgage lending guidelines across the industry, increased mortgage loan delinquency and default rates, portfolio growth, portfolio seasoning and resolution through collections, sales or charge-offs, the development and enhancement of products and services, competitive pressures (including price competition), system failures, economic and political conditions, changes in consumer behavior and the introduction of competing products having technological and/or other advantages. Further information about these risks and uncertainties can be found in the information included in the annual reports previously filed by E*TRADE FINANCIAL Corporation with the SEC on Form 10-K (including information under the caption “Risk Factors”) and quarterly reports on Form 10-Q.

© 2008 E*TRADE FINANCIAL Corporation. All rights reserved.

###

2